Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS

DAVID GIROUX, Derivatively on Behalf of ACER THERAPEUTICS, INC.,

Plaintiff,

v.

JASON AMELLO, STEVE ASELAGE, HUBERT BIRNER, JOHN M. DUNN, MICHELLE GRIFFIN, LUC MARENGERE, HARRY PALMIN, and CHRIS SCHELLING,

Defendants,

and

ACER THERAPEUTICS, INC.,

Nominal Defendant.

Case No. 1:20-cv-10537

NOTICE TO CURRENT ACER THERAPEUTICS INC. STOCKHOLDERS

TO:	ALL CURRENT OWNERS OF ACER THERAPEUTICS INC. (“ACER” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: ACER) AS OF DECEMBER 29, 2020, WHO CONTINUE TO OWN SUCH SHARES (“CURRENT ACER STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PLEASE TAKE NOTICE that this action is being settled on the terms in a Stipulation and Agreement of Settlement, dated December 29, 2020 (the “Stipulation”). The purpose of this Notice is to inform you of:

•the existence of the above-captioned derivative action and the related derivative actions captioned In re Acer Therapeutics Inc. Derivative Litigation, Case No. 1:19-cv-01505-MN in the United States District Court for the District of Delaware and King v. Schelling, et al., Case No. 1:20-cv-04779-GHW in the United States District Court for the Southern District of New York (the “Actions”),

•the proposed settlement between the Plaintiffs1 and Defendants reached in the Actions (the “Settlement”),

•the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,

•the Individual Defendants’ agreement to pay Plaintiffs’ Counsel’s fees and expenses, and

•Plaintiffs’ Incentive Awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Actions and of your rights in connection with the proposed Settlement.

Summary

On December 29, 2020, Acer Therapeutics, Inc. (“Acer” or the “Company”), in its capacity as a nominal defendant, entered into a Stipulation of Settlement (the “Stipulation”) in the above- captioned shareholder derivative action filed derivatively on behalf of Acer, in the United States District Court for the District of Massachusetts (the “Court”) against certain current and former directors and officers of the Company and against the Company as a nominal defendant (the “Massachusetts Action”)2. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to adopt certain additional corporate governance measures and procedures, as outlined in Exhibit A to the Stipulation, and provides that the filing, prosecution, and resolution of the Actions were a consideration in the Company’s implementation of the corporate governance reforms. In

1 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

2 Although filed only in the Massachusetts Action, the Stipulation and Settlement also resolves the consolidated derivative action in the United States District Court for the District of Delaware captioned In re Acer Therapeutics, Inc. Derivative Litigation, Lead Case No. 1:19-cv-01505-MN (the “Delaware Action”) as well as the derivative action in the United States District Court for the Southern District of New York captioned King v. Schelling, et al., Case No. 1:20-cv-04779- GHW (the “New York Action” and together with the Massachusetts Action and the Delaware Action, the “Actions”).

exchange, Defendants agree to pay, or cause to be paid, subject to Court approval, a Fee and Expense Award to Plaintiffs’ Counsel of five hundred thousand dollars ($500,000.00). Incentive Awards will be paid out of the Fee and Expense Award in the amount of five thousand dollars ($5,000.00) the plaintiff in the Massachusetts Action and in the amount of two thousand dollars ($2,000.00) to each of the plaintiffs in the Delaware and New York Actions, subject to Court approval.

This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the Stipulation posted on the “Investor Relations” section of Company’s website, www.acertx.com, contact Plaintiffs’ Counsel at the address listed below, or inspect the Stipulation and its exhibits filed with the Clerk of the Court.

The Settlement Hearing and Your Right to Object to the Settlement

On March 12, 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein, and providing for Plaintiffs’ Counsel to publish this notice on their websites and for the Company to publish a press release regarding this notice via a generally recognized wire service and to post this notice, along with the Stipulation, on the “Investor Relations” section of the Company’s website, (the “Preliminary Approval Order”). The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on May 12, 2021, at 2 p.m. before the Honorable George A. O’Toole in the United States District Court for the District of Massachusetts, John Joseph Moakley U.S. Courthouse, 1 Courthouse Way, Courtroom 22, Boston, Massachusetts 02210, pursuant to Federal Rule of Civil Procedure 23.1, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its shareholders; (ii) consider any objections to the Settlement submitted in accordance with the Notice; (iii) determine whether a Judgment substantially in the form attached as Exhibit D to the Stipulation should be entered dismissing all claims in the Actions with prejudice and releasing the Released Claims against the Released Persons; (iv) consider the agreed-to Fee and Expense Award to Plaintiffs’ Counsel of attorneys’ fees and the reimbursement of expenses; (v) consider the Incentive Awards to Plaintiffs, which will be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

This hearing will be conducted by videoconference. Counsel of record will receive a video conference invite at the email registered in CM/ECF. Access to the hearing will be made available to the media and public. In order to gain access to the hearing, you must sign up at the following address: https://forms.mad.uscourts.gov/courtlist.html. For questions regarding access to hearings, you may refer to the Court's general orders and public notices available on http://www.mad.uscourts.gov or contactmedia@mad.uscourts.gov.

Any Current Acer Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file an objection. An objector must no later than twenty-one (21) days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve upon the below listed counsel (delivered by hand or sent by first class mail) a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Acer common stock through the date of the Settlement Hearing, including the number of shares of Acer common stock held and the date of purchase; (c) any and all documentation or evidence in support of such objection; and (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if a Current Acer Stockholder intends to appear and requests to be heard at the Settlement Hearing, such Stockholder must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve on the below counsel: (a) a written notice of such Stockholder’s intention to appear at the Settlement Hearing; (b) a statement that indicates the basis for such appearance; (c) the identities of any witnesses the Stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall not be permitted to appear at the Settlement Hearing, except the Court may extend any deadlines for good cause shown, if requested.

The objector must file such objections and supporting documentation with the Clerk’s Office, U.S. District Court for the District of Massachusetts, John Joseph Moakley U.S. Courthouse, 1 Courthouse Way, Suite 2300, Boston, MA 02210 not later than twenty-one (21) days prior to the Settlement Hearing, and, by the same date, copies of all such papers must also be received by each of the following persons (delivered by hand or sent by first class mail):

Counsel for Plaintiffs:

W. Scott Holleman

BRAGAR EAGEL & SQUIRE, P.C.

810 Seventh Avenue, Suite 620

New York, NY 10019

Counsel for Defendants:

Jamie A. Levitt

MORRISON & FOERSTER LLP

250 West 55th Street

New York, NY, 10019

An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection pursuant to this paragraph, the attorney must effect service of a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) days before the Settlement Hearing. Any Current Acer shareholder who does not timely file and serve a written objection complying with the terms of this paragraph shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred, except the Court may extend any deadlines for good cause shown, if requested. Any submissions by the Settling Parties in opposition or response to objections shall be filed with the Court no later than seven (7) days before the Settlement Hearing.

Any objector who files and serves a timely, written objection in accordance with the instructions above and herein, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a current holder of Acer common stock and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in this or any other action or proceeding, and from pursuing any of the Released Claims.

You may obtain further information by contacting counsel for Plaintiffs at: W. Scott Holleman, Esq., Bragar Eagel & Squire, P.C., 810 Seventh Avenue, Suite 620, New York, NY 10019, Telephone: (646) 860-9449, Email: holleman@bespc.com. PLEASE DO NOT CALL THE COURT, THE CLERK’S OFFICE, OR DEFENDANTS WITH QUESTIONS ABOUT THE SETTLEMENT.

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